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EXHIBIT 10.15A


                               SECURITY AGREEMENT



         AGREEMENT dated this 5th day of September, 2001 by and between RMU MANAGEMENT LLC, having an office at 52 Lanark Road, Stamford, Connecticut 06902 ("RMU") and i3 MOBILE, INC., a Delaware corporation with offices at 181 Harbor Drive, Stamford, Connecticut 06902 (the "Secured Party").

                               W I T N E S S E T H

         WHEREAS, the Secured Party has loaned RMU $500,000.00, which loan is evidenced by that certain Note of even date herewith in the aggregate principal amount of $500,000.00 given by RMU in favor of the Secured Party (the "Note"); and

         WHEREAS, in order to secure RMU's obligations under the Note, RMU is willing to grant the Secured Party a security interest in certain of RMU's assets.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Definitions. Except as to those terms otherwise defined in this Security Agreement, all capitalized terms used in this Security Agreement shall have the respective meanings ascribed to them in the Note, and all other terms which have meanings defined by the Uniform Commercial Code from time to time in effect in the State of Connecticut (the "Code") shall have the meanings ascribed to them in the Code.

         Section 2. The Security Interest. In order to secure the payment of RMU's obligations under the Note as the same shall become due in accordance with the provisions thereof (the "Obligations"), RMU hereby grants to the Secured Party a first priority lien (the "Security Interest") on Five Hundred Thousand (500,000) shares of the Secured Party's Common Stock owned by RMU and represented by certificate number _____ (the "Collateral"). Contemporaneously with the execution of this Security Agreement, RMU is delivering to the Secured Party the stock certificate(s) evidencing the Collateral together with a stock power duly executed in blank by RMU.

         Section 3. Filing; Further Assurances. RMU will execute, deliver, file and record, or permit the Secured Party to file and record, any financing statements or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect or validate the Security Interest, or any part thereof, or to enable the Secured Party to exercise and enforce its rights hereunder with respect to the Collateral. RMU hereby appoints the Secured Party as its attorney-in-fact

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to execute and file, in its name and on its behalf, such additional financing statements as the Secured Party may reasonably request.

         Section 4. Remedies Upon Default. In the event that any default occurs and is continuing under the Note, the Secured Party may exercise all the rights and remedies of a secured party under the Code, including the right to transfer on its books Collateral with a market value equal to the Obligations in full satisfaction of the Obligations.

         Section 5. Termination of Security Interest; Release. Upon the repayment and performance in full of the Obligations, the Secured Party's Security Interest shall terminate, and all rights in the Collateral shall revert to RMU. Upon any such termination of the Security Interest or release of the Collateral, the Secured Party will execute and deliver to RMU such documents as RMU shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be, and shall return the Collateral to RMU.

         Section 6. Waiver of Claims; Remedies. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder or under any other document evidencing the Obligations and no course of dealing between RMU and the Secured Party shall operate as a waiver thereof.

         Section 7. Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without giving effect to conflicts of law). The parties hereto consent to the jurisdiction of the federal or state courts sitting in Fairfield County, State of Connecticut for all disputes hereunder and expressly waive any rights they may have to contest the jurisdiction or venue of such courts.

         Section 8. Entire Agreement. This Security Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

         Section 9. Assignment. This Security Agreement shall not be assignable by either party hereto. Nothing in this Security Agreement is intended to confer upon any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by any reason of this Security Agreement.

         Section 10. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or similar writing) and shall be given by delivery or by certified or registered mail, postage prepaid, at the addresses first above written or to such other address or telecopy number (or other similar number) as either party may from time to time specify to the other party hereto.

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         IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto as of the day and year first above written.



                                     RMU MANAGEMENT LLC



                                     By: /s/ Robert M. Unnold
                                         --------------------
                                         Robert M. Unnold
                                         Managing Member


                                     i3 MOBILE, INC.



                                     By: /s/ John A. Lack
                                         ----------------
                                         John A. Lack
                                         President and Chief Executive Officer